EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 19, 2001, included in this Form 10-K, into CopyTele, Inc.'s previously filed Registration Statement on Form S-8, as amended, (File No. 33-49402), Registration Statement on Form S-8 (File No. 33-72716), Registration Statement on Form S-8 (File No. 33-62381), Registration Statement on Form S-8 (File No. 333-16933) and Registration Statement on Form S-8 (File No. 333-53416).




                                                        ARTHUR ANDERSEN LLP



Melville, New York
January 26, 2001